                           SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities

                              Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:


/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  IMP, Inc.
- -------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

- -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)   Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------
    2)   Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------
    4)   Proposed maximum aggregate value of transaction:
              $13,000,000

         ----------------------------------------------------------------------
    5)   Total fee paid:
              $2,600 at the time of filing preliminary proxy

         ----------------------------------------------------------------------
/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid:

         ----------------------------------------------------------------------
    2)   Form, Schedule or Registration Statement No.:

         ----------------------------------------------------------------------
    3)   Filing Party:

         ----------------------------------------------------------------------
    4)   Date Filed:

         ----------------------------------------------------------------------

                                   IMP, INC.
                            2830 North First Street
                           San Jose, California 95134

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 16, 1995


TO THE STOCKHOLDERS OF IMP, INC.:

                 The Annual Meeting of Stockholders of IMP, Inc. (the "Company") will be held at the Le Baron Hotel, 1350 North First Street, San Jose, California on Wednesday, August 16, 1995, at 2:00 p.m. (the "Annual Meeting") for the following purposes:

                 1. To elect the Board of Directors to serve until the next Annual Meeting and until their successors are elected and qualified;

                 2. To approve an amendment to the Stock Option Plan (the "Option Plan") to (i) increase the number of shares of Common Stock reserved for issuance by an additional 500,000 shares, (ii) approve an additional grant of 20,000 shares to non-employee directors every 4 years under the Automatic Option Grant Program, (iii) limit the maximum number of shares for which any one individual may be granted stock options or separately exercisable stock appreciation rights to 1,000,000 shares in the aggregate over the remaining term of the Option Plan, excluding any options granted prior to July 31, 1994 and (iv) change the name of the Option Plan.

                 3. To ratify the appointment of Price Waterhouse as the Company's independent auditors for the fiscal year ending March 31, 1996; and

                 4. To transact such other business as may properly come before the meeting or any adjournment thereof.

                 The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Any stockholders of record at the close of business on June 20, 1995 will be entitled to vote at the Annual Meeting and at any adjournment thereof. The transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company. If you do not plan to attend the Annual Meeting in person, please sign, date and return the enclosed proxy in the envelope provided. If you attend the Annual Meeting and vote by ballot your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy will assist us in preparing for the Annual Meeting.

                                           BY ORDER OF THE BOARD OF DIRECTORS


San Jose, California                       Charles S. Isherwood
July 5, 1995                               Secretary

                                   IMP, INC.
                            2830 North First Street
                          San Jose, California  95134


                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 16, 1995


                                    GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of IMP, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of stockholders to be held on August 16, 1995 (the "Annual Meeting"). The Annual Meeting will be held at 2:00 p.m. at the Le Baron Hotel, 1350 North First Street, San Jose, California. Stockholders of record on June 20, 1995 will be entitled to notice of and to vote at the Annual Meeting.

         This Proxy Statement and accompanying proxy (the "Proxy") and Notice of Annual Meeting were first mailed to all stockholders entitled to vote on or about July 5, 1995.

VOTING

         On June 20, 1995, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 27,405,925 shares of Common Stock outstanding. No shares of the Company's preferred stock are outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved or not.

REVOCABILITY OF PROXIES

         Any person giving a Proxy has the power to revoke it at any time before its exercise. It may be revoked by filing with the Secretary of the Company at the Company's principal executive offices, IMP, Inc., 2830 North First Street, San Jose, California, 95134, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION

         The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

SHARE OWNERSHIP

         The following table sets forth certain information known to the Company regarding the ownership of the Company's Common Stock as of March 26, 1995 for (i) each director and nominee, (ii) all persons who are beneficial owners of five percent (5%) or more of the Company's Common Stock, (iii) the executive officers named in the compensation tables, and (iv) all current directors and executive officers of the Company as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

                                                               Number of              Percent of Total
               Name                                              Shares             Shares Outstanding(1)
               ----                                              ------             ---------------------
            Barry M. Carrington(2)  . . . . . . . . . . .        715,702                    2.55%

            A. Kenneth Davis(3) . . . . . . . . . . . . .        196,873                        *

            Charles S. Isherwood(4) . . . . . . . . . . .        137,307                        *

            Bernard V. Vonderschmitt(5) . . . . . . . . .         32,000                        *

            Peter D. Olson(6) . . . . . . . . . . . . . .        105,000                        *

            Zvi Grinfas(7)  . . . . . . . . . . . . . . .        653,161                    2.33%

            Heinz Fellinger(8)  . . . . . . . . . . . . .         15,000                        *

            All directors and officers as a
                 group (10 persons)(9)  . . . . . . . . .      1,949,447                    6.96%

- -------------------
*           Less than one percent (1%).

(1) Percentage of beneficial ownership is calculated assuming 28,044,000 shares of Common Stock were outstanding on March 26, 1995. This percentage may include Common Stock of which such individual or entity has the right to acquire beneficial ownership within sixty days of March 26, 1995, including but not limited to the exercise of an option; however, such Common Stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other individual or entity. Such calculation is required by General Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934.

(2) Includes 13,000 shares held in trust for Mr. Carrington's children, for which he serves as trustee, as to which shares Mr. Carrington disclaims beneficial ownership. Also includes 436,202 shares issuable upon exercise of options within sixty (60) days of March 26, 1995.

(3) Includes 186,317 shares issuable upon exercise of options within sixty (60) days of March 26, 1995.

(4) Includes 115,000 shares issuable upon exercise of options within sixty (60) days of March 26, 1995.

(5) Includes 20,000 shares issuable upon exercise of options within sixty (60) days of March 26, 1995.

(6) Includes 20,000 shares issuable upon exercise of options within sixty (60) days of March 26, 1995.





                                       2.

(7) Includes 30,934 shares as to which Mr. Grinfas has a power of attorney which includes the power to vote and dispose of the shares, as to which Mr. Grinfas disclaims beneficial ownership, and 20,000 shares issuable upon exercise of options within sixty (60) days of March 26, 1995.

(8) Consists of 15,000 shares issuable upon exercise of options within sixty (60) days of March 26, 1995.

(9) Includes 847,890 shares issuable upon exercise of options within sixty (60) days of March 26, 1995.





                                       3.

================================================================================
                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS
================================================================================

         The persons named below are nominees for director to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. The Company's Bylaws provide that the authorized number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting of stockholders. The authorized number of directors is currently four (4). The Board of Directors has selected four
(4) nominees, all of which are currently directors of the Company. Proxies cannot be voted for a greater number of persons than four (4). Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the nominees named below. The four (4) candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company.

NOMINEES

         Set forth below is information regarding the nominees, including information furnished by them as to principal occupations, certain other directorships held by them, any arrangements pursuant to which they were selected as directors or nominees and their ages as of March 26, 1995.

                                                                                     FIRST YEAR ELECTED
         NAME                                     AGE                                      DIRECTOR
         ----                                     ---                                ------------------
Barry M. Carrington                                52                                         1982
Zvi Grinfas                                        54                                         1981
Peter D. Olson                                     52                                         1989
Bernard V. Vonderschmitt                           71                                         1991


BUSINESS EXPERIENCE OF DIRECTORS

         Mr. Carrington, 52, joined the Company in May 1982 as Vice President, Operations. In October 1982 he was named President and Chief Operating Officer. He has been a director since October 1982. In October 1986 he was appointed Chief Executive Officer. Prior to joining IMP, Mr. Carrington was employed by the Semiconductor Division of Gould, Inc. (formerly American Microsystems Inc.) for 10 years, where the last position he held was Senior Vice President and Manufacturing Group Manager.

         Mr. Grinfas, 54, a co-founder of the Company, has been a director of the Company since its organization in January 1981. He served as Senior Vice President for the Company, managing the Business Development Group, until December 1984. At that time he became Senior Vice President, Engineering, a position he held until May 1986, when he became Vice President, Business Development and Sales Director of Southern Europe of IMP Europe Limited. Mr. Grinfas ceased working for IMP Europe Limited in December 1988, and has been employed as a consultant since that time, including serving in the function of General Manager, Microelectronic Operations for Elron Electronics Industries, Ltd. from February 1989 through February 1990.

         Mr. Olson, 52, has been a director of the Company since August 1989. Since July 1994, Mr. Olson has been President of Spatial Media, Inc. Mr. Olson was a co-founder of Octel Communications Corporation ("Octel"), a telecommunications company, and served as Executive Vice President and Chief Technical Officer of Octel from 1982 to July 1994.





                                       4.

         Mr. Vonderschmitt, 71, was a co-founder of Xilinx, Inc. ("Xilinx"), a supplier of field programmable gate arrays. He has served as the President of Xilinx since February 1984 and is currently a director of Xilinx. Mr. Vonderschmitt also serves as a director on the boards of directors of Chips and Technologies, Inc., Credence Systems Corporation and Sanmina Corporation, as well as various private companies. He has been a director of the Company since February 1991.

         There are no family relationships among executive officers or directors of the Company.

BOARD COMMITTEES AND MEETINGS

         During the fiscal year ended March 26, 1995, the Board of Directors held four (4) meetings. As of March 26, 1995, the Company had three standing
Committees: an Audit Committee, a Compensation Committee and a Nominating Committee.

         The Audit Committee is primarily responsible for approving the services performed by the Company's independent auditors and reviewing reports of the Company's external auditors regarding the Company's accounting practices and systems of internal accounting controls. This Committee currently consists of Messrs. Grinfas, Olson and Vonderschmitt. This Committee held four (4) meetings during the last fiscal year.

         The Compensation Committee reviews and approves the Company's general compensation policies and sets compensation levels for the Company's executive officers. This Committee currently consists of Messrs. Grinfas, Olson and Vonderschmitt. This Committee held no meetings during the last fiscal year, but met on May 10, 1995.

         The Nominating Committee is responsible for recommending nominees for members of the Company's Board of Directors. This Committee currently consists of Messrs. Carrington, Olson and Vonderschmitt. This Committee held no meetings during the last fiscal year, but met on May 10, 1995. The Nominating Committee has not instituted proceedings to consider nominees recommended by security holders, but may do so in the future.

         No incumbent director serving for the full fiscal year attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of Committees of the Board on which he serves.

DIRECTORS' COMPENSATION

         Each non-employee member of the Board of Directors receives $1,500 for each full fiscal quarter that he serves as a member of the Board of Directors, and $1,000 for each meeting he attends. Mr. Grinfas does not receive fees, but instead receives reimbursement for his travel expenses incurred in attending meetings of the Board of Directors, which totalled approximately $24,000 in fiscal 1995. In addition, non-employee members of the Board are eligible to receive options to purchase shares of the Company's Common Stock.

         Each individual who was serving as a non-employee Board member at the time of the 1989 Annual Meeting of Stockholders was granted at that time an automatic option grant for 20,000 shares of Common Stock under the Company's Stock Option Plan ("Option Plan"). Each individual newly elected or appointed as a non-employee member of the Board after the 1989 Annual Meeting will be granted on such date of election or appointment an automatic option grant for 20,000 shares of Common Stock under the Option Plan. Each individual who continues to serve as a non-employee Board member shall receive additional automatic option grants, each for 20,000 shares of Common Stock, at successive four (4)-year intervals over his or her period of continued Board service. The first such additional grant shall be made on the later of (A) the date of the 1994 Annual Stockholders Meeting or (B) the date of the Annual Stockholders Meeting held in the calendar year in which occurs the fourth anniversary of the grant date of the initial automatic option grant made to such individual, provided he or she is re-elected to the Board at that Annual Meeting. Additional automatic grants





                                       5.

for 20,000 shares each shall be made to such individual at every fourth Annual Stockholders Meeting thereafter over such individual's period of continued service as a non-employee Board member. Any such option grants made at the 1994 Annual Meeting shall not become exercisable in whole or in part unless and until this 1994 restatement of the Plan shall have been approved by the stockholders at the 1995 Annual Meeting.

         Each such grant becomes exercisable for all of the shares upon the optionee's completion of six (6) months of service on the Board and becomes immediately exercisable for all of the option shares if the Company is acquired by merger, asset sale or hostile take-over. The option shares are subject to repurchase at the original exercise price; the repurchase right lapses, and the Board member vests, in twenty-five percent (25%) of the option shares upon completion of one (1) year of Board service and in thirty-six (36) equal monthly installments thereafter, subject to accelerated vesting upon the optionee's death or disability or if the Company is acquired by merger, asset sale or hostile take-over. Such options have a maximum term of ten (10) years, subject to earlier termination upon the optionee's cessation of Board service. Upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding Common Stock, each automatic option grant will be cancelled, and the non- employee Board member will be entitled to a cash distribution from the Company based upon the tender-offer price.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors recommends a vote FOR the nominees listed herein.





                                       6.

================================================================================
                                 PROPOSAL NO. 2
        APPROVAL AND RATIFICATION OF AMENDMENT TO THE STOCK OPTION PLAN
================================================================================

INTRODUCTION

         On August 18, 1994, the Board of Directors adopted, subject to stockholder approval, a restatement of the Company's 1992 Restated Stock Option Plan (the "Option Plan"). The amendments will effect five (5) principal changes to the existing provisions of the Option Plan:

                 1. Increase the number of shares of the Company's common stock ("Common Stock") issuable thereunder by 500,000 shares to 4,677,000 in the aggregate, to assure that the Company will continue to have a sufficient reserve of Common Stock available under the Option Plan to attract and retain the services of key individuals essential to the Company's long-term growth and success;

                 2. Amend the automatic option grant program to provide for additional grants of 20,000 shares to each non-employee Board member at successive four (4)-year intervals over such Board member's continued service. The Company believes this amendment will aid in attracting and retaining the services of key individuals essential to the Company's long-term growth and success;

                 3. Limit the maximum number of shares for which any one individual may be granted stock options or separately exercisable stock appreciation rights to 1,000,000 shares in the aggregate over the remaining term of the Option Plan, not including any options granted prior to July 31, 1994. The Company believes this amendment is necessary to qualify any compensation attributable to stock options or stock appreciation rights exercised under the Option Plan as performance-based compensation which will not be subject to the $1 million limitation per executive officer, which Internal Revenue Code
         Section 162(m) imposes upon the deductibility, for Federal income tax purposes, of the compensation which the Company pays to certain executive officers;

                 4.       Rename the Option Plan as the IMP, Inc. Stock Option
         Plan; and

                 5.       Extend the term of the Option Plan to August 16, 2005.

         The Option Plan was adopted by the Board in October 1981. A restatement of the Option Plan was adopted by the Board on December 16, 1986 and approved by the stockholders on February 26, 1987. The Board further amended the Option Plan on May 3, 1989 to establish an automatic option grant program for non-employee directors, and such amendment was approved by the stockholders on August 2, 1989. On May 13, 1992, the Board of Directors adopted, subject to stockholder approval, a restatement of the Option Plan, which, among other things, increased the number of shares issuable thereunder by 500,000 shares and extended the term of the Option Plan. The 1992 restatement was approved by the stockholders in August 1992.

         The terms and provisions of the Option Plan, as amended and restated, are described more fully below. The description, however, is not intended to be a complete exposition of all the terms of the Option Plan. A copy of the Option Plan will be furnished by the Company to any stockholder upon written request to the Secretary of the Company at the corporate offices in San Jose, California.





                                       7.

STRUCTURE/ELIGIBILITY

         The Option Plan is divided into two (2) separate components: the Discretionary Option Grant Program and the Automatic Option Grant Program. Under the Discretionary Option Grant Program, options may be issued to key employees (including officers and directors) and consultants of the Company (or its parent or subsidiary companies) who contribute to the management, growth and financial success of the Company (or its parent or subsidiary companies). Under the Automatic Option Grant Program, current and future non-employee Board members receive an initial automatic option grant and then receive subsequent automatic option grants every four (4) years as long as they continue in service as non-employee Board members.

         As of March 26, 1995, approximately 354 employees (including 4 executive officers) were eligible to participate in the Discretionary Option Grant Program, and 4 non-employee Board members were eligible to participate in the Automatic Option Grant Program.

OPTION GRANTS / NEW PLAN BENEFITS

         The table below shows, as to the Company's Chief Executive Officer, each of the other executive officers named in the Summary Compensation Table and the other indicated persons and groups, the number of shares of Common Stock and the weighted average exercise price per share subject to the stock option grants made under the Option Plan for each of the last three (3) fiscal years.





                                                        NUMBER OF OPTION           WEIGHTED AVERAGE
  NAME AND POSITION                                     SHARES                     EXERCISE PRICE ($)
  ===================================================================================================
  Barry M. Carrington,                                      1995:          0                 --
  President and Chief Executive                             1994:          0                 --
  Officer, Chairman of the Board                            1993:          0                 --
  ---------------------------------------------------------------------------------------------------

  A. Kenneth Davis,                                         1995:          0                 --
  Vice President, Business Development(1)                   1994:          0                 --
                                                            1993:    200,000               $1.77
  ---------------------------------------------------------------------------------------------------

  Charles S. Isherwood,                                     1995:          0                 --
  Senior Vice President, Corporate Services,                1994:          0                 --
  Chief Financial Officer and Secretary                     1993:          0                 --
  ---------------------------------------------------------------------------------------------------

  Robert Crossley,                                          1995:          0                 --
  Vice President, Administration                            1994:          0                 --
                                                            1993:          0                 --
  ---------------------------------------------------------------------------------------------------

  David Laws,                                               1995:    400,000               $1.50
  Senior Vice President,                                    1994:          0                 --
  Marketing and Business Development(2)                     1993:          0                 --
  ---------------------------------------------------------------------------------------------------

  All current executive officers as a group (5              1995:    400,000               $1.50
  persons)                                                  1994:          0                 --
                                                            1993:    200,000               $1.77
  ---------------------------------------------------------------------------------------------------



                                       8.

  ---------------------------------------------------------------------------------------------------
  Zvi Grinfas, Director(3)                                  1995:     20,000               $1.88
                                                            1994:          0                 --
                                                            1993:          0                 --
  ---------------------------------------------------------------------------------------------------

  Heinz Fellinger, Director(4)                              1995:          0                 --
                                                            1994:          0                 --
                                                            1993:     20,000               $1.38
  ---------------------------------------------------------------------------------------------------

  Peter D. Olson, Director(3)                               1995:     20,000               $1.88
                                                            1994:          0                 --
                                                            1993:          0                 --
  ---------------------------------------------------------------------------------------------------

  Bernard V. Vonderschmitt                                  1995:          0                 --
                                                            1994:          0                 --
                                                            1993:          0                 --
  ---------------------------------------------------------------------------------------------------

  All directors (other than executive officers) as a        1995:     40,000               $1.88
  group (4 persons)                                         1994:          0                 --
                                                            1993:     20,000               $1.38
  ---------------------------------------------------------------------------------------------------

  All employees, including current officers who are         1995:    174,800               $1.78
  not executive officers, as a group (382 persons in        1994:     29,890               $2.17
  1995, 323 persons in 1994, and ___  persons in            1993:     96,340               $1.40
  1993)
  ---------------------------------------------------------------------------------------------------

(1)      Mr. Davis ceased active employment with the Company on April 3, 1995.
(2)      Mr. Laws joined the Company in February 1995.
(3) The grant in fiscal year 1995 is subject to stockholder approval of Automatic Option Grant Program. See page 13 for description of Automatic Option Grant Program.
(4)      On May 10, 1995, Mr. Fellinger resigned from the Board of Directors.

SHARES SUBJECT TO PLAN

         The total number of shares of Common Stock issuable over the term of the Option Plan may not exceed 4,677,000 shares (assuming stockholder approval of this Proposal No. 2), subject to adjustment in the event of certain changes to the capitalization of the Company (see "Changes in Capitalization" below). Such shares will be made available either from the Company's authorized but unissued Common Stock or from Common Stock reacquired by the Company. Should an option be terminated or cancelled for any reason prior to exercise or surrender in full, the shares subject to the portion of the option not so exercised or surrendered will be available for subsequent grant. Shares subject to any option or portion thereof cancelled in accordance with the stock appreciation rights provisions of the Option Plan shall not be available for subsequent grants.

         As of March 26, 1995, approximately 1,705,400 shares of Common Stock had been issued upon the exercise of options granted under the Option Plan, 2,321,559 shares of Common Stock were subject to outstanding options under the Option Plan and 650,041 shares of Common Stock were available for issuance under future option grants (assuming approval of this Proposal No. 2).

ADMINISTRATION

         The Discretionary Option Grant Program is administered by a committee comprised of two (2) or more Board members (the "Committee"). No Board member is eligible to serve on the Committee if such individual has, within the twelve
(12)-month period immediately preceding the date he or she is to be appointed thereto,





                                       9.

been eligible for or received any option grant, stock appreciation right or stock award under this Option Plan or any other stock plan of the Company (or any parent or subsidiary corporation), other than pursuant to the Automatic Option Grant Program. Members of the Committee shall be subject to removal by the Board at any time.

         The Committee has full authority to determine the eligible individuals who are to receive option grants, the number of shares to be covered by each option, the date or dates on which the option is to become exercisable, and the maximum term for which the option is to be outstanding. The Committee also has the discretion to determine whether the option is to be an incentive stock option under the Federal tax laws or a nonstatutory option. In addition, the Committee has full authority to accelerate the exercisability of outstanding options upon such terms and conditions as it deems appropriate. Membership on the Committee will constitute Board service for purposes of any indemnification agreements between the Company and the Committee members. All expenses incurred in administering the Option Plan will be paid by the Company.

         Option grants under the Automatic Option Grant Program will be made in strict compliance with the express provisions of that program, and the Committee shall not have any discretionary authority with respect to such option grants.

PRICE AND EXERCISABILITY

         The exercise price of shares issued under the Discretionary Option Grant Program may not be less than eighty-five percent (85%) of the fair market value of the Common Stock on the grant date and no option may be outstanding for more than a ten (10)-year term. If the granted option is intended to be an incentive stock option under the Federal tax laws, the exercise price must not be less than one hundred percent (100%) of the fair market value per share of the Common Stock on the grant date. Options issued under the Discretionary Option Grant Program may become exercisable in installments over a period of months or years as determined by the Committee. The aggregate fair market value (as of the date or respective dates of grant) of shares of Common Stock for which options granted to any employee under the Option Plan may initially become exercisable as incentive stock options under the Federal tax laws may not exceed $100,000 per optionee in a calendar year.

         Upon exercise, the exercise price may be paid in cash or in shares of Common Stock. Outstanding options may also be exercised through a cashless exercise procedure pursuant to which a designated brokerage firm is to effect an immediate sale of the shares purchased under the option and pay over to the Company, out of the sales proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes. The Committee may extend the cashless exercise procedure to one or more optionees holding outstanding options. The Committee may also assist any optionee (including an officer) in the exercise of outstanding options under the Discretionary Option Grant Program by authorizing a loan from the Company or permitting the optionee to pay the exercise price in installments over a period of years. The terms and conditions of any such loan or installment payment will be established by the Committee in its sole discretion, and may include provision for forgiveness of such indebtedness in whole or in part, but in no event may the maximum credit extended to the optionee exceed the aggregate exercise price payable for the purchased shares (less the par value), plus any Federal and state income or employment taxes incurred in connection with the purchase.

         No optionee is to have any stockholder rights with respect to the option shares until such optionee has exercised the option, paid the exercise price for the purchased shares and been issued a stock certificate for the purchased shares. Options are not assignable or transferable other than by will or the laws of inheritance and, during the optionee's lifetime, the option may be exercised only by such optionee.





                                       10.

VALUATION

         For purposes of establishing the exercise price and for all other valuation purposes under the Option Plan, the fair market value per share of Common Stock on any relevant date will be the closing selling price per share on such date as reported on the Nasdaq National Market. As of March 26, 1995 the fair market value per share of the Common Stock was $1.78 per share.

CHANGES IN CAPITALIZATION

         In the event any change is made to the Common Stock issuable under the Option Plan by reason of (A) a Corporate Transaction (as defined below) or (B) any stock split, stock dividend, combination of shares, recapitalization or other similar change in the corporate structure of the Company effected without receipt of consideration, then unless such change results in the termination of all outstanding options pursuant to the Corporate Transaction provisions of the Option Plan, appropriate adjustments will be made to (i) the aggregate number and/or class of shares available for issuance under the Option Plan, (ii) the number and/or class of shares and price per share in effect under each outstanding option under the Discretionary Option Grant Program, (iii) the number and/or class of shares per non-employee Board member for which automatic option grants are subsequently to be made under the Automatic Option Grant Program, and (iv) the number and/or class of shares and price per share of the Common Stock in effect under each automatic grant outstanding under the Automatic Option Grant Program. The purpose of such adjustments to the outstanding options is to preclude the enlargement or dilution of rights and benefits under such options.

TERMINATION OF SERVICE

         All options granted under the Discretionary Option Grant Program must be exercised within three (3) months (or such longer period up to twelve (12) months as the Committee may establish at the time of grant) after the optionee ceases for any reason to be in the employ or service of the Company or its parent or subsidiary corporations. In the event of the optionee's death following his or her cessation of employment or service, the option may be exercised within one (1) year of the optionee's death by the personal representative of the optionee's estate or by the person inheriting the option, but only for that number of shares for which the option is exercisable on the date of the optionee's cessation of employment or service. Should the optionee die prior to his or her cessation of employment or service, the option may be exercised within one (1) year of the optionee's death, for all or any part of the shares at the time subject to such option, by the personal representative of the optionee's estate or by the person inheriting the option. If the optionee's employment is terminated for misconduct or the optionee makes or attempts to make any unauthorized use of confidential information of the Company or its parent or subsidiary corporations, then any outstanding option held by the optionee will terminate and cease to be exercisable at such time. The Committee will, however, have complete discretion to extend the period of time for which any option is to remain exercisable following the optionee's cessation of employment or service, but under no circumstances may an option be exercised after the specified expiration date of the option term.

         Other than as set forth above, each option under the Discretionary Option Grant Program will be exercisable only to the extent of the number of shares for which such option is exercisable at the time of the optionee's cessation of employment or service, unless the Committee determines at such time to accelerate the exercisability of the option in whole or in part.

CORPORATE TRANSACTION

         Each outstanding option under the Discretionary Option Grant Program will become immediately exercisable for all of the shares of Common Stock subject to such option in the event of a Corporate Transaction (as defined below), unless (i) such option is assumed by the successor corporation (or its parent corporation) or replaced with a comparable option to purchase shares of stock of the successor corporation (or its parent





                                      11.

corporation) or (ii) the acceleration of such option is precluded by other limitations imposed by the Committee at the time of grant. A Corporate Transaction includes one or more of the following transactions:

              (i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation;

             (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company; and

            (iii) any reverse merger in which the Company is the surviving entity, but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger.

Upon the consummation of the Corporate Transaction, all outstanding options will, to the extent not previously exercised by the optionees or assumed by the successor corporation (or its parent company), terminate and cease to be exercisable.

STOCK APPRECIATION RIGHTS

         At the discretion of the Committee, options under the Discretionary Option Grant Program may be granted with stock appreciation rights. A stock appreciation right grants the holder the right to surrender all or part of an unexercised option in exchange for a distribution from the Company equal in amount to the excess of (i) the fair market value (on the date of surrender) of the shares of Common Stock in which the optionee is at the time vested under the surrendered option over (ii) the aggregate exercise price payable for such shares. The appreciation distribution may be made, at the discretion of the Committee, either in shares of Common Stock valued at fair market value on the date of surrender, in cash or in a combination of cash and Common Stock. No surrender of an option will be effective unless it is approved by the Committee.

         One or more officers of the Company subject to the short-swing profit restrictions of the Federal securities laws may, in the Committee's discretion, be granted limited stock appreciation rights in tandem with their outstanding options under the Discretionary Option Grant Program. Any option with such a limited stock appreciation right in effect for at least six (6) months will automatically be cancelled upon the occurrence of a Hostile Take-Over, and the optionee will in return be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price of the number of shares of Common Stock in which the optionee is at the time vested under the cancelled option over (ii) the aggregate exercise price payable for such vested shares. Such distribution shall be made within five (5) days of the consummation of the Hostile Take-Over. Neither the Committee's approval nor the Board's consent will be required in connection with such cancellation and cash distribution.

         For purposes of such option cancellation provisions, the following definitions are in effect under the Option Plan:

         - Hostile Take-Over means (A) the acquisition by any person or related group of persons (other than the Company or its affiliates) of securities possessing more than fifty percent (50%) of the combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer which the Board does not recommend the Company's stockholders to accept and (B) more than fifty percent (50%) of the securities so acquired in such tender or exchange offer are obtained from holders other than the officers and directors of the Company participating in the Option Plan.

         - Take-Over Price means the greater of (A) the fair market value of the shares subject to the cancelled option, measured on the cancellation date in accordance with the valuation provisions of the Option Plan described above or (B) the highest reported price per share paid in effecting the Hostile Take-Over.





                                      12.

         The acceleration of options in the event of a Corporate Transaction and the cash-out of options upon a Hostile Take-Over may be seen as anti-takeover provisions and may have the effect of discouraging a merger proposal, takeover attempt or other effort to gain control of the Company.

CANCELLATION AND NEW GRANT OF OPTIONS

         The Committee has the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all options outstanding under the Discretionary Option Grant Program and to grant in substitution therefor new options covering the same or different numbers of shares of Common Stock but having an exercise price per share not less than eighty-five percent (85%) of the fair market value per share of the Common Stock on the new grant date (or one hundred percent (100%) of fair market value if the new option is to be an incentive stock option). It is anticipated that the exercise price in effect under the new grant will in all instances be less than the exercise price in effect under the cancelled option.

AUTOMATIC OPTION GRANT PROGRAM

         Under the Automatic Option Grant Program, option grants have been made to the current non-employee Board members and option grants will be made to individuals who join the Board as non-employee Board members in the future. These special grants may be summarized as follows:

         - Each individual who first becomes a non-employee Board member at any time after the 1989 Annual Meeting is automatically granted at the time of such initial election or appointment, a nonstatutory stock option to purchase Twenty Thousand (20,000) shares of Common Stock; and

         - Each individual who continues to serve as a non-employee Board member shall receive additional automatic option grants, each for Twenty Thousand (20,000) shares of Common Stock, at successive four (4)-year intervals over his or her period of continued Board service. The first such additional grant shall be made on the later of (A) the date of the 1994 Annual Stockholders Meeting or (B) the date of the Annual Stockholders Meeting held in the calendar year in which occurs the fourth anniversary of the grant date of the initial automatic option grant made to such individual, provided he or she is re-elected to the Board at that Annual Meeting. Additional automatic grants for Twenty Thousand (20,000) shares each shall be made to such individual at every fourth Annual Stockholders Meeting thereafter over the individual's period of continued service as a non-employee Board member. Any such option grants made at the 1994 Annual Meeting shall not become exercisable in whole or in part unless and until this Proposal No. 2 is approved.

         Each option grant under the Automatic Option Grant Program is subject to the following terms and conditions:

         1. The exercise price per share will be equal to one hundred percent (100%) of the fair market value per share of Common Stock on the automatic grant date and each option is to have a maximum term of ten (10) years measured from the grant date.

         2. Each initial automatic option grant will become exercisable for the option shares in six (6) months measured from the grant date, provided that the non-employee Board member continues as a member of the Board.

         3. Shares purchased under the automatic option grant will be subject to repurchase by the Company, at the exercise price, in the event the optionee ceases to be a member of the Board. Provided the optionee continues as a member of the Board, the Company's repurchase right will lapse with respect to twenty-five percent (25%) of the option shares one (1) year after the automatic grant date and will lapse with respect to the remaining option shares in a series of thirty-six (36) monthly installments. The repurchase right will also





                                      13.

terminate upon the death or permanent disability of the optionee while a member of the Board, upon a Change in Control (as defined below) or in the event of a Corporate Transaction (as defined above).

         4.      Each automatic option will remain exercisable for a six
(6)-month period following the optionee's termination of service as a Board member for any reason other than death. Should the optionee die while serving as a Board member or during the six (6)-month period following his or her cessation of Board service, then such option will remain exercisable for a twelve (12)- month period following such optionee's death and may be exercised by the personal representatives of the optionee's estate or the person to whom the grant is transferred by the optionee's will or the laws of inheritance. In no event, however, may the option be exercised after the expiration date of the option term. During the applicable exercise period, the option may not be exercised for more than the number of shares (if any) for which it is exercisable at the time of the optionee's cessation of Board service.

         5. The option will become immediately exercisable for all of the shares of Common Stock at the time subject to such option in the event of a Corporate Transaction (see "Corporate Transaction" above). Upon the consummation of the Corporate Transaction, all automatic option grants will terminate and cease to be outstanding.

         6. The option will become immediately exercisable for all of the shares of Common Stock at the time subject to such option in the event of a Change in Control. A Change in Control will be deemed to occur under the Option Plan in the event:

              (i) any person or related group of persons (other than the Company or any affiliate) acquires beneficial ownership of securities possessing more than fifty percent (50%) of the combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer which the Board does not recommend the Company's stockholders to accept; or

             (ii) there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members cease, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who are either (A) Board members who have served continuously during such period (continuing Board members) or (B) Board members who were elected or nominated during such period by continuing Board members.

         7. Each automatic option in effect for at least six (6) months will automatically be cancelled upon the occurrence of a Hostile Take-Over (see "Stock Appreciation Rights" above), and the optionee will in return be entitled to a cash distribution from the Company in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock at the time subject to the cancelled option (whether or not the option is otherwise at the time exercisable for such shares) over (B) the aggregate exercise price payable for such shares.

         The acceleration of options in the event of a Corporate Transaction or Change in Control and the cash-out of options upon a Hostile Take-Over may be seen as anti-takeover provisions and may have the effect of discouraging a merger proposal, takeover attempt or other effort to gain control of the Company.

         8. The remaining terms and conditions of the option grants under the Automatic Option Grant Program will in general conform to the terms described above for option grants made under the Discretionary Option Grant Program and will be incorporated into the option agreement evidencing the automatic grant.

EXCESS GRANTS

         The Option Plan permits the grant of options to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Option Plan. Any option so granted cannot be exercised





                                      14.

prior to stockholder approval of an amendment increasing the number of shares available for issuance under the Option Plan.

AMENDMENT AND TERMINATION OF THE PLAN

         The Board may amend or modify the Option Plan in any or all respects whatsoever; provided, however, that (i) the rights of existing optionees may not be altered without their consent and (ii) any amendments to the Automatic Option Grant Program (or any options outstanding thereunder) may not occur at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable Federal tax laws and regulations. Further, the Board may not amend the Option Plan without the approval of the stockholders of the Company if such amendment would materially increase the maximum number of shares issuable under the Option Plan (other than in connection with certain changes in the Company's capital structure), materially modify the eligibility requirements for option grants under the Option Plan, or otherwise materially increase the benefits accruing to participants under the Option Plan.

         The Board may terminate the Option Plan at any time, but in all events the Option Plan will terminate upon the earlier of August 16, 2005 (assuming approval of this Proposal No. 2) or the date all shares available for issuance under the Option Plan are issued or cancelled pursuant to the exercise or surrender of options granted under the Option Plan. Any options outstanding at the time of the termination of the Option Plan will remain in force in accordance with the provisions of the instruments evidencing such grants.

FEDERAL TAX CONSEQUENCES

         Options granted under the Option Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or nonstatutory options which are not intended to meet such requirements. The Federal income tax treatment for the two (2) types of options differs as follows:

         Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition. For purposes of the alternative minimum tax, the difference between the fair market value of the purchased shares and the option price is generally includible in alternative minimum taxable income in the year of exercise.

         For Federal tax purposes, dispositions are divided into two (2) categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these holding periods is not satisfied, then a disqualifying disposition will result. Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the option price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the date of exercise over (ii) the option price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the sale or disposition will be capital gain.

         If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares.

         Nonstatutory Options. No taxable income is recognized by an optionee upon the grant of a nonstatutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised,





                                      15.

equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

         If the shares acquired upon exercise of the nonstatutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

         The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised nonstatutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

STOCK APPRECIATION RIGHTS

         An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to the appreciation distribution for the taxable year in which such ordinary income is recognized by the optionee.

ACCOUNTING TREATMENT

         Option grants with exercise prices less than the fair market value of the shares on the grant date will result in a compensation expense to the Company's earnings equal to the difference between the exercise price and the fair market value of the shares on the grant date. Such expense will be accruable by the Company over the period that the option shares are to vest. Option grants at one hundred percent (100%) of fair market value will not result in any charge to the Company's earnings. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully- diluted basis.

         Should the new FASB exposure draft on the compensatory treatment of stock option grants become effective, then all stock options granted during the three (3)-year phase-in period (which is currently retroactive to January 1, 1994) with an exercise price equal to the fair market value of the option shares on the grant date may be subject to footnote disclosure in the Company's financial statements. Such footnote must reflect the reduction to the Company's reported earnings which would have arisen had the value of the option been recorded as a compensation expense.

         Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to the Company's earnings.

         Should one or more optionees be granted limited stock appreciation rights exercisable upon a Hostile Take-Over, then such rights will generally not result in a compensation expense to be charged against the Company's earnings unless it is deemed more likely that the option will be surrendered rather than be exercised.





                                      16.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Company is seeking the affirmative vote of a majority of the issued and outstanding voting shares for approval of the amendments to the Option Plan. The Board of Directors believes that the amendments to the Option Plan are necessary in order to continue to provide equity incentives to attract and retain the services of key employees, consultants and non-employee Board members. For this reason, the Board of Directors recommends that the stockholders vote FOR this Proposal No. 2.





                                      17.

================================================================================
                                 PROPOSAL NO. 3
                      RATIFICATION OF INDEPENDENT AUDITORS
================================================================================

         The Company is asking the stockholders to ratify the selection of Price Waterhouse as the Company's independent auditors for the fiscal year ending March 31, 1996. The affirmative vote of the holders of a majority of the Common Stock present or represented at the Annual Meeting will be required to ratify the selection of Price Waterhouse.

         In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its stockholders.

         Price Waterhouse has audited the Company's financial statements annually beginning with the fiscal year ended March 27, 1994. Its representatives are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

RECOMMENDATION OF BOARD OF DIRECTORS

         The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Price Waterhouse to serve as the Company's independent auditors for the fiscal year ending March 31, 1996.



================================================================================
                             ADDITIONAL INFORMATION
================================================================================


      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

         Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten percent (10%) stockholders.





                                      18.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION COMMITTEE REPORT

         As members of the Compensation Committee of the IMP, Inc. Board of Directors ("Board"), it is our duty to set the base salary of executive officers and to administer the Option Plan and the Employee Stock Purchase Plan (the "Purchase Plan") under which grants may be made to such officers and other key employees. In addition, we approve the individual bonus programs to be in effect for executive officers each fiscal year and the base salaries of the Company's executive officers.

         For the 1995 fiscal year, the Committee established the compensation payable to Mr. Carrington, President and Chief Executive Officer, and the Company's other executive officers, Mr. Crossley, Vice President-Administration; Mr. Davis, Executive Vice President and General Manager-ASSP Group; Mr. Isherwood, Senior Vice President-Corporate Services, Chief Financial Officer and Secretary, and Mr. Laws, the Senior Vice President-Marketing and Business Development.

         GENERAL COMPENSATION POLICY. Each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and Company performance and is designed generally to be competitive with salary levels in the industry, (ii) annual bonus awards payable in cash and tied to the Company's achievement of performance goals, and
(iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

         FACTORS. Several of the more important factors which were considered in establishing the components of each executive officer's compensation package for the 1995 fiscal year are summarized below. Additional factors were also taken into account to a lesser degree. The Committee may in its discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.

         * BASE SALARY. The base salary for each executive officer is set on the basis of personal performance, the salary levels in effect for comparable positions with the Company's principal competitors, and internal comparability standards. The Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that the Company would use in a comparison for shareholder returns. Therefore, the compensation comparison group is not necessarily the same as the industry group index in the Performance Graph, below. On March 28, 1994, merit increases were approved for all of the officers largely to restore officer salaries to competitive levels and, in the case of Mr. Crossley, based on internal comparability standards.

         *       ANNUAL INCENTIVE COMPENSATION.   Targeted annual bonuses, set
as a targeted percentage of salary based on position, are earned by each executive officer on the basis of the Company's achievement of certain sales and profitability goals established by the Committee at the start of the fiscal year. For fiscal year 1995, the performance targets were based on the Company's 1995 Operating Plan as approved by the Committee. Actual awards are subject to decrease or increase on the basis of the Company's performance and at the discretion of the Committee. Company performance for 1995 was measured on the basis of annual revenue and earnings per share growth, as well as performance on specific technical objectives. The revenue growth goal, earnings per share growth goal, and technical objectives as a group were weighted equally in determining bonuses. In 1995, the revenue growth goal was not met, earnings per share growth was slightly below target, and technical objectives as a group were completed as targeted. No payouts were made to executive officers during fiscal year 1995.





                                      19.

         * LONG-TERM INCENTIVE COMPENSATION. The Committee periodically approves grants of stock options under the Option Plan to the Company's executive officers. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant generally allows the officer to acquire shares of Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years), thus providing a return to the executive officer only if the market
price of the shares appreciates over the option term.   During the 1993 fiscal
year, the Committee approved an evergreen program under the Option Plan designed to provide for the annual grant of options to ensure that top performing employees, including executive officers, have a significant equity stake in the Company. The program takes into account the individual's option holdings, as well as direct stock holdings, at the time annual awards are made. The size of the option grant to each executive officer, generally is set to achieve a potential percentage ownership stake in the Company that the Committee deems appropriate in order to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but also takes into account the individual's potential for future responsibility and promotion over the option term and the individual's personal performance in recent periods. Each such factor is given equal weight. No option grants were made to the executive officers in fiscal year 1995 except that to Mr. Laws incident to his employment with the Company.

         CEO COMPENSATION. The annual base salary for the Company's Chief Executive Officer, Mr. Carrington was established by action of the full Board on August 1, 1988 and remained in effect until March 28, 1994, when it was increased in an amount consistent with merit increases awarded to all officers. No bonus was paid to Mr. Carrington for the 1995 fiscal year. No option grant was made to Mr. Carrington during the 1995 fiscal year in view of the significant equity stake in the Company that he currently holds.

         We conclude our report with the acknowledgement that no member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries except as follows: Mr. Grinfas was a co-founder of the Company and served as Senior Vice President for the Company, managing the Business Development Group, until December 1984. At that time he became Senior Vice President, Engineering, a position he held until May 1986, when he became Vice President, Business Development and Sales Director of Southern Europe of IMP Europe Limited, at the time a subsidiary of the Company. Mr. Grinfas ceased working for IMP Europe Limited in December 1988.

         Tax Limit. The cash compensation to be paid to each of the Company's executive officers for the 1995 fiscal year is not expected to exceed the $1 Million limit on the tax deductibility of such compensation imposed under federal tax legislation enacted in 1993. In addition, the Board has amended the Option Plan to impose a limit on the maximum number of shares of Common Stock for which any one participant may be granted stock options over the remaining term of the plan in order to ensure that any compensation deemed paid to an executive officer upon the exercise of an outstanding option under the Option Plan will qualify as performance-based compensation which will not be subject to the $1 Million limitation. No other changes to the Company's executive compensation programs will be made as a result of the new limitation until final Treasury Regulations are issued with respect to such limitation.

                             Compensation Committee

                             Zvi Grinfas
                             Peter D. Olson
                             Bernard V. Vonderschmitt

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.





                                      20.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table provides certain summary information concerning the compensation earned by the Company's Chief Executive Officer and each of the other executive officers of the Company (determined as of the end of the last fiscal year) whose total annual salary and bonus for the past fiscal year exceeded $100,000 ("Named Executive Officers"), for services rendered in all capacities to the Company and its subsidiaries for each of the last three (3) fiscal years:


                                      SUMMARY COMPENSATION TABLE

                                          Annual Compensation
                                   -----------------------------------
                                                                                   Long Term
Name and                                                                           Securities      Other
Principal                                                                          Underlying    Compensa-
Position                           Year    Salary($)(1)       Bonus($)             Options(#)    tion($)(2)
- --------                           ----    ------------       --------             ----------    ----------

Barry M. Carrington                1995        175,870               0                    0        2,304
President and Chief                1994        165,110           4,013                    0        2,304
Executive Officer                  1993        162,838          12,039                    0        1,152

A. Kenneth Davis                   1995        173,554               0                    0        4,020
Vice President,                    1994        163,507          40,000                    0        2,304
Business Development(3)            1993        160,014          60,000              200,000       38,939

Charles S. Isherwood               1995        156,053               0                    0        1,418
Senior Vice President-             1994        146,269           3,546                    0        5,616
Corporate Services, Chief          1993        147,000          10,639               20,000        1,152
Financial Officer and
Secretary

Robert Crossley                    1995        106,523               0                    0        3,600
Vice President-                    1994         95,920           2,275                    0        3,276
Administration                     1993         95,786           6,825               16,000        2,391

________________________

(1) Salary includes amounts deferred pursuant to the Company's 401(k) plan. The amounts shown under the Bonus column include cash bonuses earned for the indicated fiscal years.
(2) In accordance with Commission rules, "All Other Compensation" excludes perquisites, if less than $50,000 or 10% of annual salary or bonus. Amounts include an amount for each executive officer for supplemental life insurance.
(3) From March 23, 1992 until December 23, 1994, Mr. Davis served as Executive Vice President and General Manager - ASSP Group. Mr. Davis ceased active employment with the Company on April 3, 1995. Pursuant to the terms of his employment agreement with the Company, and provided that he continues to satisfy certain conditions, Mr. Davis will continue to be paid by the Company through November 2, 1995.





                                      21.

STOCK OPTIONS

        No option grants were made to the Named Executive Officers during the 1995 fiscal year.


OPTION EXERCISES AND HOLDINGS

        The table below sets forth information concerning unexercised options held as of the end of the 1995 fiscal year by the Named Executive Officers for such fiscal year. For purposes of this calculation, the FY-End market value of the shares is deemed to be the closing sale price of the Company's Common Stock as reported on the National Association of Securities Dealers Automated Quotations System on Friday, March 24, 1995. No options were exercised by such executive officers in fiscal 1995.

                                                                                       Value of
                                              Number of                               Unexercised
                                             Unexercised                             In-the-Money
                                             Options at                               Options at
                                              FY-End (#)                            FY-End ($1.78)
                                          -----------------                         ---------------

Name                                 Exercisable   Unexercisable              Exercisable    Unexercisable
- ----                                 -----------   -------------              -----------    -------------
Barry M. Carrington                    436,202              0                   423,116               0

A. Kenneth Davis                       156,666         58,334                    52,850          13,750

Charles S. Isherwood                   114,166          5,834                   102,666           2,334

Robert Crossley                         39,666          6,334                    30,183           3,117





                                      22.

STOCK PERFORMANCE GRAPH

        The graph depicted below shows the Company's stock price as an index for the last five-year period, assuming $100 invested on March 31, 1990 and the reinvestment of dividends. Also depicted are the composite prices of companies listed on the Nasdaq National Market-U.S. Companies Index and the Index of Electronic Component Stocks on the Nasdaq National Market--comprised of companies primarily engaged in the manufacture of electronic components and accessories, also assuming $100 invested on March 31, 1990. This information has been provided to the Company by the Center for Research in Securities Prices and the Nasdaq National Market.


          COMPARISON OF FIVE YEAR CUMULATIVE TOTAL STOCKHOLDER RETURNS


                                    [GRAPH]


                                             3/31/90       3/31/91      3/31/92    3/31/93     3/31/94    3/31/95
  ---------------------------------------------------------------------------------------------------------------
  IMP                               / /      $100.00        $ 60.00      $ 96.00    $133.00     $104.00   $104.00

  Nasdaq                            +        $100.00        $114.00      $144.00    $167.00     $180.00   $201.00

  Nasdaq Component Stock            *        $100.00        $121.00      $149.00    $246.00     $298.00   $391.00
  ---------------------------------------------------------------------------------------------------------------





                                      23.

        This Section is not "Soliciting Material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In March 1992, the Company entered into an arrangement with Mr. A. Kenneth Davis, Jr., the Company's then Executive Vice President and General Manager-ASSP Group, which provides that if his employment had been terminated prior to April 1, 1994 by: (a) reason of his death or disability, (b) reason of a change in control of the Company, or (c) the Company for any reason, Mr. Davis would have been entitled to twelve (12) months salary. If termination for any of the above reasons occurs after April 1, 1994, he will be entitled to six (6) months salary. In addition, if the termination were due to a change in control of the Company, all of his then unexercisable options would become exercisable. If the Company terminates him or if he dies or becomes disabled, then one-half of his then unexercisable options would have become exercisable. The above severance arrangement is subject to satisfaction of certain conditions on the part of Mr. Davis. Mr. Davis ceased active employment with the Company on April 3, 1995. Pursuant to the terms of his employment agreement with the Company, and provided that he continues to satisfy certain conditions, Mr. Davis will continue to be paid by the Company through November 2, 1995 and one-half of his unexercisable options on April 3, 1995 became exercisable.

        In connection with the employment of David Laws as Senior Vice President, Marketing and Business Development, the Company entered into an employment agreement dated February 10, 1995 (the "Employment Agreement") providing for initial annual base salary and bonus for fiscal year 1996 of $160,000 and $40,000, respectively, subject to periodic increases over time. Mr. Laws' fiscal year 1997 bonus is conditioned upon the Company achieving the performance goals set forth in its annual plan as approved by the Company's Board of Directors. The Employment Agreement further provides that should the Company terminate Mr. Laws within the first year of his employment with the Company without cause, Mr. Laws' salary and benefits shall be continued for a period of twelve (12) months from the date of such termination.

        In June 1993, the Company entered into an addendum (the "Technology Addendum") to an existing Technology Transfer Agreement with South African Micro Electronics Systems [Pty.], Ltd. ("SAMES"). Mr. Barry Carrington, a director of the Company and its President and Chief Executive Officer, is a former director of SAMES. Mr. Heinz Fellinger, a director of the Company until May 10, 1995, is the Managing Director of SAMES. Pursuant to the Technology Addendum, the Company licensed its proprietary 1.0 micron process technology to SAMES, in exchange for a total payment price of $750,000, paid in a series of installments through January 1, 1995. SAMES shall also pay the Company for technical services rendered by the Company in connection with the license. In fiscal year 1993, 1994 and 1995, respectively, the Company purchased $0, $430,000 and $2,700,000 of inventory from SAMES.

        In June 1993, the Company also entered into an addendum to its existing Foundry Agreement with SAMES, where SAMES agreed to fabricate the Company's 1.0 micron products, and allocated fabrication capacity to the Company through 1996.


                 STOCKHOLDER PROPOSALS FOR 1996 PROXY STATEMENT

        Stockholder proposals that are intended to be presented at the Company's annual meeting of stockholders to be held in 1996 must be received by the Company no later than March 2, 1995 in order to be included in the proxy statement and related proxy materials.





                                      24.

                                   FORM 10-K

        THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, IMP, INC., MS 200/JE, 2830 NORTH FIRST STREET, SAN JOSE, CALIFORNIA 95134

                                 OTHER BUSINESS

        The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       Charles S. Isherwood, Secretary


Dated:  July 5, 1995





                                      25.

PROXY                             IMP, INC.

               Annual Meeting of Stockholders, August 16, 1995

        This Proxy is solicited on Behalf of the Board of Directors of
                                  IMP, INC.

        The undersigned revolkes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held August 16, 1995 and the Proxy Statement and appoints Barry M. Carrington and Charles S. Isherwood and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of IMP, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Le Baron Hotel, 1350 North First Street, San Jose, California, on Wednesday, August 16, 1995 at 2:00 p.m. (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereof. The shares represented by this Proxy shall be voted in the followig Manner.



                                               -----------
CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
                                                   SIDE
                                               -----------
_______________________________________________________________________________

/X/ Please mark votes as in this example.

The Board of Directors recommends a vote FOR each of the directors listed below and a vote FOR the other proposals. This Proxy, when properly executed, will be voted as specified below. This Proxy will be voted FOR the election of the directors listed below and FOR the other proposals if no specification is made.

1. To elect the following directors to serve until the next annual meeting of stockholders and until their successors are elected and specified.

Nominees:  Barry M. Carrington, Zvi Grinfas, Peter D. Olson and Bernard V.
           Vonderschmitt

                              FOR        WITHHELD
                             /  /          /  /

/  /______________________________________
    For all nominees except as noted above

2. To approve an amendment to the 1992 Restated Stock Option Plan to increase the number of shares issuable by 500,000 shares.

                         FOR      AGAINST      ABSTAIN

                         /  /      /  /         /  /

3. To ratify selection by the Board of Directors of Price Waterhouse LLP to serve as the Company's independent auditors for the fiscal year ending March 31, 1995.

                         FOR      AGAINST      ABSTAIN

                         /  /      /  /         /  /

4. To transact such business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

                                                 MARK HERE
                                                FOR ADDRESS         /    /
                                                CHANGE AND         /    /
                                                NOTE AT LEFT

Please print the name(s) appearing on each share certificate(s) over which you have voting authority.

Signature: _______________________________________ Date ______________________

Signature: _______________________________________ Date ______________________